Exhibit 5.2

Bank of the James Building 828 Main Street, 19th Floor Lynchburg, Virginia 24504 Telephone: (434) 846-9000 Facsimile: (434) 846-0337 www.woodsrogers.com

December 15, 2017

Board of Directors

Sino-Global Shipping America, Ltd.

1044 Northern Boulevard, Suite 305

Roslyn, New York 11576

Re:	Sino-Global Shipping America, Ltd. — Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Virginia counsel for Sino-Global Shipping America, Ltd., a Virginia corporation (the “Company”), for the purpose of providing this opinion in connection with the filing by the Company on or about the date hereof of a Registration Statement on Form S-3 (as amended, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration and the contemplated issuance and sale from time to time of up to $50,000,000 aggregate offering price of (collectively, the “Securities” and, each, a “Security”) the Company’s: (1) shares of common stock, without par value per share (the “Common Stock”); (2) shares of preferred stock, without par value per share, in one or more series (the “Preferred Stock”); (3) senior or subordinated debt securities, in one or more series (the “Debt Securities”); (4) warrants for the purchase of any of the Debt Securities, the Preferred Stock or the Common Stock or any combination thereof (the “Warrants”); (5) units, which may be comprised of one or more of the other Securities in any combination (the “Units”); (6) rights evidencing the right to purchase the Common Stock, the Preferred Stock or the Debt Securities, in one or more series (the “Rights”); (7) share purchase contracts for the purchase of a specified number of shares of the Common Stock or the Preferred Stock or other securities registered under the Registration Statement at a future date or dates (the “Share Purchase Contracts”), which may be issued separately or as part of Share Purchase Units; and/or (8) share purchase units consisting of a Share Purchase Contract and Debt Securities, Warrants, other securities registered under the Registration Statement or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the Share Purchase Contracts (to the extent constituting securities under the Securities Act issued by the Company, the “Share Purchase Units”); each on terms to be determined by the Company at the time of offering thereof.

December 15, 2017

The prospectus that is part of the Registration Statement as supplemented in the future by various supplements to the prospectus (each, a “Prospectus Supplement”) will provide for the issuance and sale by the Company of the Securities, which are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

You have informed us, and we have assumed, that, unless otherwise specified in the applicable Prospectus Supplement:

(1)	any Debt Securities will be issued under one or more indentures (each, an “Indenture”) between the Company and a trustee to be appointed by the Company and specified in the accompanying Prospectus Supplement;
(2)	any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a financial institution identified therein as warrant agent;
(3)	any Units will be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a unit agent selected by the Company and identified therein;
(4)	any Rights will be issued under one or more rights agent agreements (each, a “Rights Agreement”) between the Company and a bank or trust company, as rights agent, named by the Company in the accompanying Prospectus Supplement; and
(5)	any Share Purchase Contracts will be issued under one or more applicable purchase agreements (each, a “Purchase Agreement”) between the Company and a purchase contract agent identified therein.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In arriving at the opinion expressed below, we have examined such corporate proceedings, records and documents, and such matters of law, as we have considered necessary for the purposes of this opinion. As to matters of fact, we have examined and relied upon the representations of the Company contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. As part of our examination, we have examined the following documents:

A. the Registration Statement (including the prospectus contained therein);

December 15, 2017

B. the First Amended and Restated Articles of Incorporation of the Company (the “Charter”);

C. the Bylaws of the Company;

D. a Certificate of Good Standing issued by the State Corporation Commission of the Commonwealth of Virginia (the “SCC”), dated December 14, 2017, certifying that the Company is in existence and in good standing in the Commonwealth of Virginia;

E. a certain Unanimous Written Consent of the Board of Directors of the Company, dated December 7, 2017; and

F. a certain certificate of the officers of the Company certifying as to certain factual matters as of the date hereof.

In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company). In addition, we have assumed and not verified the accuracy as to the factual matters of each document we have reviewed and the accuracy of, and each applicable party’s compliance with, any representations and warranties contained therein. Accordingly, we are relying upon (without any independent investigation thereof) the truth and accuracy of the statements, covenants, representations and warranties set forth in the documents we have reviewed.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, it is our opinion that:

1.	The Company is a corporation validly existing under the laws of the Commonwealth of Virginia, and is in good standing under such laws.
2.	With respect to any Common Stock, the Company has the authority pursuant to the Charter to issue up to 50,000,000 shares of Common Stock, and when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Company Board”) has taken all necessary corporate action to authorize and approve the issuance of the Common Stock from the then-authorized number of shares of Common Stock available and (b) the Common Stock has been duly issued by the Company and delivered to and paid for by the purchasers thereof in accordance with, and in the manner described in, the definitive purchase, underwriting or similar agreement approved by the Company Board, the Registration Statement and the applicable Prospectus Supplement, such Common Stock will be validly issued, fully paid and nonassessable.

December 15, 2017

3.	With respect to any Preferred Stock, the Company has the authority pursuant to the Charter to issue up to 2,000,000 shares of Preferred Stock, and when (a) the Company Board has taken all necessary corporate action to authorize and approve the issuance of any series of Preferred Stock from the then-authorized number of shares of Preferred Stock available, (b) articles of amendment for the particular series of Preferred Stock have been filed with the SCC and the SCC has issued a certificate of amendment with respect thereto and (c) the series of Preferred Stock has been duly issued by the Company and delivered to and paid for by the purchasers thereof in accordance with, and in the manner described in, the definitive purchase, underwriting or similar agreement approved by the Company Board, the Registration Statement and the applicable Prospectus Supplement, such series of Preferred Stock will be validly issued, fully paid and nonassessable.
4.	With respect to any Debt Securities, the Company has the corporate power and authority to authorize the applicable Indenture and the issuance and sale of the related Debt Securities and, when the Company Board has taken all necessary corporate action to authorize and approve the applicable Indenture and the issuance and sale of the related Debt Securities, the Company will have the corporate power and authority to execute and deliver the applicable Indenture and to execute, issue and deliver the related Debt Securities.
5.	With respect to any Warrants, the Company has the corporate power and authority to authorize the applicable Warrant Agreement and the issuance and sale of the related Warrants and, when the Company Board has taken all necessary corporate action to authorize and approve the applicable Warrant Agreement and the issuance and sale of the related Warrants, the Company will have the corporate power and authority to execute and deliver the applicable Warrant Agreement and to execute, issue and deliver the related Warrants.
6.	With respect to any Units, the Company has the corporate power and authority to authorize the applicable Unit Agreement and the issuance and sale of the related Units and, when the Company Board has taken all necessary corporate action to authorize and approve the applicable Unit Agreement and the issuance and sale of the related Units, the Company will have the corporate power and authority to execute and deliver the applicable Unit Agreement and to execute, issue and deliver the related Units.

December 15, 2017

7.	With respect to any Rights, the Company has the corporate power and authority to authorize the applicable Rights Agreement and the issuance and sale of the related Rights and, when the Company Board has taken all necessary corporate action to authorize and approve the applicable Rights Agreement and the issuance and sale of the related Rights, the Company will have the corporate power and authority to execute and deliver the applicable Rights Agreement and to execute, issue and deliver the related Rights.
8.	With respect to any Share Purchase Contracts and any Share Purchase Units, respectively, the Company has the corporate power and authority to authorize the applicable Purchase Agreement and the issuance and sale of the related Share Purchase Contracts and Share Purchase Units and, when the Company Board has taken all necessary corporate action to authorize and approve the applicable Purchase Agreement and the issuance and sale of the related Share Purchase Contracts and Share Purchase Units, the Company will have the corporate power and authority to execute and deliver the applicable Purchase Agreement and to execute, issue and deliver the related Share Purchase Contracts and Share Purchase Units.

The foregoing opinion is given only as to matters of Virginia law and, accordingly, is limited to the laws of the Commonwealth of Virginia, and we express no opinion with respect to any matters governed by or construed in accordance with the laws of any jurisdiction other than the Commonwealth of Virginia. We have assumed that there is nothing under any law (other than the laws of the Commonwealth of Virginia) that would affect or vary the foregoing opinion.

In connection with the opinion expressed above, we have assumed that, at or prior to the time of the issuance and delivery of any such Security, (i) the Registration Statement and any post-effective amendments shall have become and remain effective under the Securities Act; (ii) an appropriate Prospectus Supplement with respect to the offered Securities shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Company Board shall have duly established the terms of such Security and taken all necessary corporate action to approve the issuance and sale of such Security for the agreed consideration, and such authorization shall not have been modified or rescinded; (iv) after the issuance of such Security, the total number of shares of the Common Stock, and, as applicable, the Preferred Stock, issued and outstanding, together with the total number of shares of the Common Stock, and, as applicable, the Preferred Stock, reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible Security then outstanding, will not exceed the total number of authorized shares of the Common Stock, and, as applicable, the Preferred Stock, under the Charter, as amended and then in effect; (v) in the case of any Securities issuable upon the conversion, exchange, redemption, repurchase or exercise of other Securities, those Securities will be available for issuance upon such conversion, exchange, redemption, repurchase or exercise; (vi) any applicable underwriting, purchase or similar agreement or Indenture, Warrant Agreement, Unit Agreement, Rights Agreement or Purchase Agreement with respect such Security shall have been duly authorized, executed and delivered by the Company and the other party or parties thereto; (vii) the terms of such Security shall have been duly authorized so as not to violate any applicable law, the Charter, as amended and then in effect, or the Bylaws of the Company, as amended and then in effect, or result in a violation of any provision of or default under any instrument or agreement then binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (viii) there shall not have occurred any change in law affecting the validity or enforceability of such Security.

December 15, 2017

We have further assumed for purposes of this opinion that the Company will remain validly existing and in good standing under the laws of the Commonwealth of Virginia at the time of authorization and issuance of the applicable Security.

The foregoing opinion is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date of this letter, and we do not undertake by delivery of this opinion or otherwise to advise you of any change in any matter set forth herein, whether based on a change in law (whether by legislative action, judicial decision, administrative decision or otherwise) or a change in any fact arising subsequent to the date hereof that might affect any of the opinions expressed herein.

December 15, 2017

This opinion is furnished for the benefit of the addressee hereof and for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose; except that Pryor Cashman LLP shall be entitled to rely on this opinion for the sole purpose of rendering its opinion letter of even date herewith in connection with the Registration Statement.

We hereby expressly consent to the filing with the Commission of this opinion as Exhibit 5.2 to the Registration Statement and to the statements made in reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Woods Rogers PLC WOODS ROGERS PLC (d/b/a WOODS ROGERS EDMUNDS & WILLIAMS)